Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul J. B. Murphy, III, Richard P. Dutkiewicz and Jill B. W. Sisson, Esq., and each of them, each with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of shares of common stock of New World Restaurant Group, Inc. issuable pursuant to the New World Restaurant Group, Inc. 2004 Executive Employee Incentive Plan and James W. Hood Stock Award Agreement, and any and all amendments (including post-effective amendments) and additions to such Registration Statement on Form S-8 relating to the New World Restaurant Group, Inc. Stock Appreciation Rights Plan and James W. Hood Stock Award Agreement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PAUL J.B. MURPHY, III	President, Chief Executive Officer	May 3, 2007
Paul J. B. Murphy, III	and Director
(Principal Executive Officer)

/s/ RICHARD P. DUTKIEWICZ	Chief Financial Officer	May 3, 2007
Richard P. Dutkiewicz	(Principal Financial and
Accounting Officer)

/s/ MICHAEL W. ARTHUR	Director	May 3, 2007
Michael W. Arthur

/s/ E. NELSON HEUMANN	Director	May 3, 2007
E. Nelson Heumann

/s/ JAMES W. HOOD	Director	May 3, 2007
James W. Hood

/s/ FRANK C. MEYER	Director	May 3, 2007
Frank C. Meyer

/s/ S. GARRETT STONEHOUSE, JR.	Director	May 3, 2007
S. Garrett Stonehouse, Jr.

/s/ LEONARD TANNENBAUM	Director	May 3, 2007
Leonard Tannenbaum